                                                                     Exhibit 4.4












                                ESCROW AGREEMENT


          This ESCROW AGREEMENT (this "Agreement"), dated as of July 31, 1998, is entered into by and among State Street Bank and Trust Company of Missouri, N.A., as escrow agent (in such capacity, the "Escrow Agent"), State Street Bank and Trust Company of Missouri, N.A., as trustee (in such capacity, the "Trustee") under the Indenture (as defined herein) and Golden Sky Systems, Inc., a Delaware corporation (the "Company").


                                R E C I T A L S :

          A. Pursuant to the Indenture, dated as of July 31, 1998 (the "Indenture"), between the Company and the Trustee, the Company is issuing $195,000,000 aggregate principal amount of its 12 3/8% Senior Subordinated Notes due 2006, Series A (the "Series A Securities"), and authorizing the issuance of 12 3/8% Senior Subordinated Notes due 2006, Series B (the "Series B Securities" and, together with the Series A Securities, the "Securities").

          B. As security for its obligations under the Securities and the Indenture, the Company hereby grants to the Trustee, for the benefit of the Trustee, any successor Trustee under the Indenture and the holders of the Securities, a security interest in and lien upon the Escrow Account (as defined herein) on the terms and conditions set forth herein.

          C. The parties have entered into this Agreement in order to set forth the conditions upon which, and the manner in which, funds will be disbursed from the Escrow Account and released from the security interest and lien described above.


                               A G R E E M E N T :

          NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

          1. Defined Terms. All capitalized terms used but not defined herein shall have the meanings ascribed to them in the Indenture. In addition to any other defined terms used herein, the following terms shall constitute defined terms for purposes of this Agreement and shall have the meanings set forth below:

          "Available Escrow Proceeds" has the meaning set forth in Section 3(a).

          "Beneficiaries" has the meaning set forth in Section 2(b).

          "Collateral" has the meaning set forth in Section 6(a).

          "Escrow Account" shall mean the escrow account established pursuant to
Section 2.

          "Escrow Account Statement" has the meaning set forth in Section 2(f).

          "Escrow Proceeds Offer" has the meaning set forth in the Indenture.

          "Escrow Proceeds Offer Purchase Date" has the meaning set forth in the Indenture.

          "Financial Information Condition" has the meaning set forth in Section 3(a)(i).

          "Government Securities" means (i) securities that are direct non-callable obligations of the United States of America or securities the timely payment of whose principal and interest is unconditionally guaranteed by the full faith and credit of the United States of America and (ii) securities that are issued by the United States treasury pursuant to 31 CFR Part 357.

          "Initial Escrow Amount" has the meaning set forth in Section 2(b).

          "Interest Payment Date" means February 1 and August 1 of each year, commencing on February 1, 1999 until the Securities are paid in full.

          "Interest Reserve Amount" has the meaning set forth in Section 3(a).

          "Investment Instructions" means the written instructions delivered by the Company designating Government Securities in which funds held in the Escrow Account, after giving effect to any authorized release pursuant to Section 3(a), shall be invested that mature in an amount sufficient to and/or generate interest income sufficient to, when added to the balance of funds held in the Escrow Account, provide for the payment of interest on the outstanding Securities on each Interest Payment Date beginning on and including February 1, 1999 and through and including the Interest Payment Date on August 1, 2000; provided, however, that any such written instruction shall specify the particular investment to be made, shall state that such investment is authorized to be made by this Agreement and in particular satisfies the requirements of this definition and Section 2(d)(v), shall contain the certification referred to in Section 2(d)(ii), if required, and shall be executed by an Officer of the Company. Such written instructions shall be accompanied by a report by an independent accounting firm reflecting the calculations referred to above as evidence that such written instructions conform to the requirements of Section 2(d)(v).

          "Issue Date" means July 31, 1998.

          "Payment Notice and Disbursement Request" means a notice sent by the Trustee to the Escrow Agent requesting a disbursement of funds in connection with an Interest Payment Date from the Escrow Account in substantially the form of Exhibit A hereto. Each Payment Notice and Disbursement Request shall be signed by an Assistant Vice President or a Vice President of the Trustee.

          "Permitted Investments" means a demand deposit account held at State Street Bank and Trust Company in the Commonwealth of Massachusetts in the name of and subject to the exclusive control of the Trustee, which is not represented by (and as to which no person is entitled to be issued) an "indispensable instrument" evidencing or entitling the holder to rights of ownership in, transfer of or payment or withdrawal from such account (such as a passbook or certificate of deposit or similar instrument) unless such instrument is in the continuous and exclusive possession and control of the Trustee, and as to which account no person other than the Trustee has any right of access thereto or power of withdrawal, transfer or payment therefrom, or power to make third-party payments from (whether by check, draft, negotiable order of withdrawal or similar means) such account.

          "Release Date" has the meaning set forth in Section 3(a).

          "Required Filing Date" means the 60th day following the Issue Date.

          2. Escrow Account; Escrow Agent.

          (a) Appointment of Escrow Agent. The Company and the Trustee hereby appoint the Escrow Agent, and the Escrow Agent hereby accepts appointment, as escrow agent, under the terms and conditions of this Agreement.

          (b) Establishment of Escrow Account. On the Issue Date, the Escrow Agent shall establish an escrow account entitled the "State Street Bank and Trust Company of Missouri, N.A., as Escrow Agent/Escrow Account pledged by Golden Sky Systems, Inc. to State Street Bank and Trust Company of Missouri, N.A., as Trustee, pursuant to the Escrow Agreement dated as of July 31, 1998" (such account, the "Escrow Account"). The Escrow Account shall be established and maintained by the Escrow Agent with State Street Bank and Trust Company (the "Custodian"), a Massachusetts trust company located in Boston, Massachusetts, and each of the Escrow Agent, the Custodian and the Company shall enter into an agreement substantially in the form of Exhibit B annexed hereto and made a part hereof (the "Account Control Agreement"). On the Issue Date, the Company will deposit with the Custodian $188,150,000 in cash, representing the net proceeds of the issuance of the Securities (the "Initial Escrow Amount"). The Escrow Agent will acknowledge in writing receipt of the Initial Escrow Amount. Such Initial Escrow Amount shall constitute the only deposit by the Company in the Escrow Account. The funds in the Escrow Account shall be released by the Escrow Agent only pursuant to Section 3.

          All funds accepted by the Escrow Agent pursuant to this Agreement shall be held for the exclusive benefit of the Trustee, any successor Trustee under the Indenture and the holders of the Securities, as secured parties hereunder (collectively, the "Beneficiaries"). All such funds shall be held in the Escrow Account until disbursed or paid in accordance with the terms hereof. The Escrow Account, the funds held therein, any Government Securities or Permitted Investments held by the Escrow Agent shall be held by the Escrow Agent, for the benefit of the Beneficiaries, in the form required by Section 2(d)(i) and in such a manner as will result in the security interests contemplated by Section 2(d)(ii) hereof.

          (c) Escrow Agent Compensation. The Company shall pay to the Escrow Agent such compensation for services to be performed by it under this Agreement as the Company and the Escrow Agent may agree in writing from time to time. The Escrow Agent shall be paid any compensation owed to it directly by the Company and shall not disburse from the Escrow Account any such amounts.

          The Company shall reimburse the Escrow Agent upon request for all reasonable expenses, disbursements and advances incurred or made by the Escrow Agent in implementing any of the provisions of this Agreement, including compensation and the reasonable expenses and disbursements of its counsel. The Escrow Agent shall be paid any such expenses owed to it directly by the Company and shall not disburse from the Escrow Account any such amounts.

          (d) Investment of Funds in Escrow Account. Funds deposited in the Escrow Account shall be invested and reinvested only upon the following terms and conditions:

          (i) Acceptable Investments. Until the release of Collateral pursuant to, and in compliance with, Section 3(a)(i) or (ii) (the "Applicable Time"), funds contained in the Escrow Account shall be held by the Escrow Agent, within its sole control and dominion, only in the form of cash and Permitted Investments as directed by the Company in writing and shall be held in such a manner as will result in the security interests contemplated by Section 2(d)(ii) hereof. Following the Applicable Time, funds contained in the Escrow Account shall be invested by the Escrow Agent in Government Securities in accordance with Investment Instructions. All Government Securities shall be maintained in book entry form with the Federal Reserve Bank of Boston (i.e., TRADES), transferred to a book entry account in the name of the Custodian as a participant in the Federal Reserve Bank of Boston pursuant to the Account Control Agreement; provided that Government Securities maintained in book entry form with the Federal Reserve Bank of Boston shall be transferred to a book entry account in the name of the Custodian at the Federal Reserve Bank of Boston that includes only Government Securities held by the Custodian for its customers and segregated by separate recordation in the books and records of the Custodian. The Escrow Agent shall not be liable for losses on any investments made by it pursuant to and in compliance with written instructions or Investment Instructions given hereunder. In the absence of written instructions or Investment Instructions, as applicable, from the Company that meet the requirements of this Agreement, the Escrow Agent shall have no obligation to invest funds held in the Escrow Account.

          (ii) Security Interest in Investments. No investment of funds in the Escrow Account shall be made unless the Company has certified to the Escrow Agent and the Trustee that, upon such investment, the Escrow Agent will have a first priority perfected security interest in the applicable investment. If a certificate as to a class of investments has been provided to the Escrow Agent, a certificate need not be issued with respect to individual investments in securities in that class if the certificate applicable to the class remains accurate with respect to such individual investments, which continued accuracy the Escrow Agent may conclusively assume. On the Issue Date, and on each anniversary of the Issue Date thereafter until the date upon which the balance of the funds held in the Escrow Account shall have been reduced to zero, each of the Trustee and the Escrow Agent shall receive an Opinion of Counsel to the Company, dated each such date as applicable, to the effect that the Trustee has a perfected security interest in the Collateral, which opinion shall meet the requirements of Section 314(b) of the Trust Indenture Act of 1939, as amended (the "TIA"), and shall comply with Section 14.02(b) of the Indenture.

          (iii) Interest and Dividends. All interest earned and dividends paid on funds contained in the Escrow Account shall remain deposited in the Escrow Account as additional Collateral for the exclusive benefit of the Beneficiaries and, if not required to be disbursed in accordance with the terms hereof, shall be reinvested in accordance with the terms hereof at the Company's written instruction in conformity with this Agreement.

          (iv) Limitation on Escrow Agent's Responsibilities. The Escrow Agent's sole responsibilities under this Section 2 shall be (A) to retain, or cause the Custodian to retain, possession of Collateral to the extent necessary to obtain a first priority perfected security interest therein (except, however, that the Escrow Agent and the Custodian may surrender possession to the issuer of any Collateral held by it to effect such perfected security interest for the purposes of effecting assignment, crediting interest, reinvesting such security or reducing such security to cash) and to be the registered or designated owner of the Collateral, (B) to follow the Company's written instructions or Investment Instructions, as applicable, given in accordance with Section 2(d)(i), (C) to invest and reinvest funds pursuant to this Section 2(d) and (D) to use reasonable efforts to reduce to cash such Government Securities or Permitted Investments as may be required to fund any disbursement or payment in accordance with Section 3. In connection with clause (A) above, the Custodian will maintain continuous possession in the State of Massachusetts of Collateral and will cause the Collateral to be registered in the book-entry system of, and transferred to an account of the Custodian at, the Federal Reserve Bank of Boston or, in the case of Permitted Investments, other books and records of the issuer thereof maintained in the State of Massachusetts. Except as provided in Section 6, the Escrow Agent shall have no other responsibilities with respect to perfecting or maintaining the perfection of the Trustee's security interest in the Collateral and shall not be required to file any instrument, document or notice in any public office at any time or times. In connection with clause
     (D) above and subject to the following sentence, the Escrow Agent shall not be required to reduce to cash any Government Securities or Permitted Investments to fund any disbursement or payment in accordance with Section 3 in the absence of written instructions signed by an Officer of the Company specifying the particular investment to liquidate. If no such written instructions are received, the Escrow Agent may liquidate, first, the Permitted Investments, and, second, those Government Securities having the lowest interest rate per annum or if none such exist, those having the nearest maturity.


          (v) Manner of Investment. Prior to the Applicable Time, the Escrow Agent shall invest funds only in cash or Permitted Investments. Following the Applicable Time, funds deposited in the Escrow Account shall be invested in accordance with the Investment Instructions, which shall be in a manner such that there will be sufficient funds available without any further investment by the Company to cover all interest due on the outstanding Securities, as such interest becomes due, for each Interest Payment Date occurring from the Issue Date and ending on (and including) August 1, 2000, provided that such investments shall have such maturities and/or interest payment dates such that funds will be available with respect to each such Interest Payment Date no later than the time the Escrow Agent is required to disburse such funds to the Trustee pursuant to
     Section 3(c). The Escrow Agent shall have no responsibility for determining whether funds held in the Escrow Account shall have been invested in such a manner so as to comply with the preceding sentence.

          (e) Substitution of Escrow Agent. The Escrow Agent may resign by giving no less than 30 days prior written notice to the Company and the Trustee. Such resignation shall take effect upon the later to occur of (i) delivery of all funds and Government Securities maintained by the Escrow Agent hereunder and copies of all books, records, plans and other documents in the Escrow Agent's possession relating to such funds or Government Securities or this Agreement to a successor escrow agent mutually approved by the Company and the Trustee (which approvals shall not be unreasonably withheld or delayed) and (ii) the Company, the Trustee and such successor escrow agent entering into this Agreement or any written successor agreement no less favorable to the interests of the holders of the Securities and the Trustee than this Agreement; and the Escrow Agent shall thereupon be discharged of all obligations under this Agreement and shall have no further duties, obligations or responsibilities in connection herewith, except as set forth in Section 4. If a successor escrow agent has not been appointed or has not accepted such appointment within 20 Business Days after notice of resignation is given to the Company, the Escrow Agent may apply to a court of competent jurisdiction for the appointment of a successor escrow agent.

          (f) Escrow Account Statement. The Escrow Agent shall deliver to the Company and the Trustee a statement setting forth with reasonable particularity the balance of funds then in the Escrow Account and the manner in which such funds are invested ("Escrow Account Statement"). The Escrow Account Statement shall be delivered by the Escrow Agent 30 days after the date of this Agreement and every 30 days thereafter until the Applicable Time, at which point the Escrow Account Statement shall be delivered at least 30 days prior to each Interest Payment Date. The parties hereto irrevocably instruct the Escrow Agent that on the first date upon which the balance in the Escrow Account (including the holdings of all Government Securities) is reduced to zero, the Escrow Agent shall deliver to the Company and to the Trustee a notice that the balance in the Escrow Account has been reduced to zero.

          3. Disbursements.

          (a) Release of Available Escrow Proceeds. The Escrow Agent shall release the Available Escrow Proceeds to the Company upon receipt of the following documentation as applicable (the date of such proposed release being the "Release Date"):

          (i) an Officers' Certificate, dated the Release Date, of the Chief Executive Officer and Chief Financial Officer of the Company (an "Eligible Officers' Certificate") to the effect that the Financial Information Condition set forth in this Section 3(a)(i) has been satisfied on or prior to the Required Filing Date by (A) the filing of the Exchange Offer Registration Statement with the SEC that the Company, after due inquiry of its independent auditors and outside counsel, believes to include all of the audited, unaudited and pro forma financial statements and other financial information (including unqualified reports of all of the independent auditors that have prepared audited financial statements and signed consents of such auditors) required to be included therein under the Securities Act and the regulations promulgated thereunder (including Rule 3-05 and Article 11 of Regulation S-X) (it being understood that this condition shall remain satisfied by the filing of the Exchange Offer Registration Statement notwithstanding any subsequent determination by the SEC that such Exchange Offer Registration Statement did not contain the required financial statements and other information) or (B) the Company having determined, after due inquiry of its independent auditors and outside counsel, that (x) the Company has received or prepared all of the audited, unaudited and pro forma financial statements and other financial information (including unqualified reports of all of the independent auditors that have prepared audited financial statements) in the form and substance required to be included in a registration statement filed with the SEC under the Securities Act and the regulations promulgated thereunder (including Rule 3-05 and Article 11 of Regulation S-X) on Form S-4 as of the Release Date; provided that, to the extent such Eligible Officers' Certificate is delivered prior to August 15, 1998, the "stub" unaudited and pro forma financial statements of the Company may be for the three-month period ended March 31, 1998, rather than the six-month period ended June 30, 1998, if the Eligible Officers have stated that, after due inquiry, they fully expect to have such information for the such six-month period prior to August 15, 1998, and (y) the Company having received forms of consents from each independent auditor that has issued a report referred to in the preceding clause (x) that are required to be filed with the SEC under the Securities Act and the regulations promulgated thereunder and an indication that each such auditor is prepared to deliver such consent as of the Release Date (the matter described in the preceding clause (A) or (B) being referred to as the "Financial Information Condition"); or

          (ii) an Eligible Officers' Certificate to the effect that (a) the Available Escrow Proceeds are being released on the Release Date because it is also an Escrow Proceeds Offer Purchase Date and that such funds are being used, upon release, first, to fund the Escrow Proceeds Offer and, second, as set forth under "Use of Proceeds" in the Final Offering Memorandum for the Securities and (b) the Company has otherwise complied with all of its obligations in respect of the Escrow Proceeds Offer contained in the Indenture.

Notwithstanding anything herein to the contrary, the Company shall not request a release of funds under Section 3(a) in excess of the Available Escrow Proceeds. The "Available Escrow Proceeds" shall equal the funds held in the Escrow Account immediately prior to the release on the Release Date less the Interest Reserve Amount as determined on the Release Date. The "Interest Reserve Amount" as of the applicable Release Date shall represent the amount that, together with the interest received from the investment thereof in Government Securities in which funds remaining after the release under Section 3(a) contemplated to occur on such Release Date (after giving effect to the Escrow Proceeds Offer, if applicable) are to be invested on such Release Date pursuant to Investment Instructions, will be sufficient to pay when due the first four scheduled interest payments on the Securities (but in no event more than $48.3 million). The Interest Reserve Amount will continue to be held in escrow pending disbursement for the payment of such interest. The Escrow Agent shall disburse the Interest Reserve Amount in accordance with Section 3(c) and (d).

          (b) Failure to Satisfy the Financial Information Condition. In the event that on or before the Required Filing Date, the Available Escrow Proceeds have not been released in accordance with the requirements of Section 3(a), the Company shall, within five Business Days of the Required Filing Date, make the Escrow Proceeds Offer required by the Indenture. If the Escrow Agent receives a notice of the Escrow Proceeds Offer, the Escrow Agent shall liquidate the Available Escrow Proceeds held in the Escrow Account not later than the third Business Day preceding the Escrow Proceeds Offer Purchase Date.

          (c) Payment Notice and Disbursement Request; Disbursements. In addition to the releases contemplated by Section 3(a)(i) and (ii), the Trustee shall, at least five Business Days prior to an Interest Payment Date, submit to the Escrow Agent a completed Payment Notice and Disbursement Request substantially in the form of Exhibit A hereto.

          The Escrow Agent's disbursement pursuant to any Payment Notice and Disbursement Request shall be subject to the satisfaction of the applicable conditions set forth in Section 3(c). Provided such Payment Notice and Disbursement Request is not rejected by it, the Escrow Agent, as soon as reasonably practicable on the Interest Payment Date, but in no event later than 12:00 Noon (New York City time) on such Interest Payment Date, shall disburse the funds requested in such Payment Notice and Disbursement Request by wire or book-entry transfer of immediately available funds to the account of the Trustee for the benefit of the Beneficiaries. The Escrow Agent shall notify the Trustee as soon as reasonably possible (but not later than two Business Days from the date of receipt of the Payment Notice and Disbursement Request) if any Payment Notice and Disbursement Request is rejected and the reason(s) therefor. In the event such rejection is based upon nonsatisfaction of the condition in Section 3(d)(I) below, the Trustee shall thereupon resubmit the Payment Notice and Disbursement Request with appropriate changes.

          (d) Conditions Precedent to Disbursement. The Escrow Agent's payment of any disbursement shall be made only if: (I) the Trustee shall have submitted, in accordance with the provisions of Section 3(a) or (c), as applicable, an Eligible Officers' Certificate or a completed Payment Notice and Disbursement Request to the Escrow Agent substantially in the form required by Section 3(a) or Exhibit A with blanks appropriately filled in and (II) the Escrow Agent shall not have received any notice from the Trustee that as a result of an Event of Default under the Indenture the indebtedness represented by the Securities has been accelerated and has become due and payable (in which event the Escrow Agent shall apply all Collateral as required by Section 6(b)(iii)).

          (e) Retired Securities. Following the Applicable Time, in the event a portion of the Securities has been retired by the Company and submitted to the Trustee for cancellation and there is no Default or Event of Default under the Indenture, funds representing the lesser of (A) any funds remaining in the Escrow Account that are in excess of the amount sufficient to pay interest through and including August 1, 2000 on the Securities not so retired and (B) the interest payments that have not previously been made on such retired Securities for each Interest Payment Date through the Interest Payment Date to occur on August 1, 2000 shall, upon the written request of the Company to the Escrow Agent and the Trustee, be paid to the Company upon compliance with the release of collateral provisions of the TIA and upon receipt by the Escrow Agent of a notice relating thereto from the Trustee.

          4. Escrow Agent.

          (a) Limitation of the Escrow Agent's Liability; Responsibilities of the Escrow Agent. The Escrow Agent's responsibility and liability under this Agreement shall be limited as follows: (i) the Escrow Agent does not represent, warrant or guaranty to the holders of the Securities from time to time the performance of the Company; (ii) the Escrow Agent shall have no responsibility to the Company or the holders of the Securities or the Trustee from time to time as a consequence of performance or non-performance by the Escrow Agent hereunder, except for any gross negligence or willful misconduct of the Escrow Agent; (iii) the Company shall remain solely responsible for all aspects of the Company's business and conduct; and (iv) the Escrow Agent is not obligated to supervise, inspect or inform the Company or any third party of any matter referred to above. In no event shall the Escrow Agent be liable (A) for acting in accordance with or relying upon any instruction, notice, demand, certificate or document from the Company or any entity acting on behalf of the Company, (B) for any consequential, punitive or special damages, (C) for the acts or omissions of its correspondents, designees, subagents or subcustodians chosen in due care, including the Custodian, (D) for an amount in excess of the value of the Escrow Account, valued as of the date of deposit or (E) by reason of any occurrence beyond the control of the Escrow Agent (including but not limited to any act or provision of any present or future law or regulation or governmental authority, any act of God or war or the unavailability of the Federal Reserve Bank of Boston wire or telex or other wire or communication facility).

          No implied covenants or obligations shall be inferred from this Agreement against the Escrow Agent, nor shall the Escrow Agent be bound by the provisions of any agreement beyond the specific terms hereof. Specifically and without limiting the foregoing, the Escrow Agent shall in no event have any liability in connection with its investment, reinvestment or liquidation, in good faith and in accordance with the terms hereof, of any funds or Government Securities or Permitted Investments held by it hereunder, including without limitation any liability for any delay not resulting from gross negligence or willful misconduct in such investment, reinvestment or liquidation, or for any loss of principal or income incident to any such delay.

          The Escrow Agent and its agents shall be entitled to rely upon any judicial order or judgment, upon any written Opinion of Counsel or upon any certification, instruction, notice, or other writing delivered to it by the Company or the Trustee in compliance with the provisions of this Agreement without being required to determine the authenticity or the correctness of any fact stated therein or the propriety or validity of service thereof. The Escrow Agent may act in reliance upon any instrument comporting with the provisions of this Agreement or signature believed by it to be genuine and may assume that any person purporting to give notice or receipt or advice or make any statement or execute any document in connection with the provisions hereof has been duly authorized to do so.

          At any time the Escrow Agent may request in writing an instruction in writing from the Company, and may at its own option include in such request the course of action it proposes to take and the date on which it proposes to act, regarding any matter arising in connection with its duties and obligations hereunder; provided, however, that the Escrow Agent shall state in such request that it believes in good faith that such proposed course of action is consistent with another identified provision of this Agreement. The Escrow Agent shall not be liable to the Company for acting without the Company's consent in accordance with such a proposal on or after the date specified therein if (i) the specified date is at least two Business Days after the Company receives the Escrow Agent's request for instructions and its proposed course of action and (ii) prior to so acting, the Escrow Agent has not received the written instructions requested from the Company.

          At the expense of the Company, the Escrow Agent may act pursuant to the advice of counsel chosen by it with respect to any matter relating to this Agreement and (subject to clause (ii) of the first paragraph of this Section 4(a)) shall not be liable for any action taken or omitted in accordance with such advice.

          The Escrow Agent shall not be called upon to advise any party as to selling or retaining, or taking or refraining from taking any action with respect to, any securities or other property deposited hereunder.

          In the event of any ambiguity in the provisions of this Agreement with respect to any funds or property deposited hereunder, the Escrow Agent shall be entitled to refuse to comply with any and all claims, demands or instructions with respect to such funds or property, and the Escrow Agent shall not be or become liable for its failure or refusal to comply with conflicting claims, demands or instructions. The Escrow Agent shall be entitled to refuse to act until either any conflicting or adverse claims or demands shall have been finally determined by a court of competent jurisdiction or settled by agreement between the conflicting claimants as evidenced in a writing, satisfactory to the Escrow Agent, or the Escrow Agent shall have received security or an indemnity satisfactory to the Escrow Agent sufficient to save the Escrow Agent harmless from and against any and all loss, liability or expense that the Escrow Agent may incur by reason of its acting. The Escrow Agent may in addition elect in its sole option to commence an interpleader action or seek other judicial relief or orders as the Escrow Agent may deem necessary. The costs and expenses incurred in connection with such proceedings shall be paid by, and shall be deemed an obligation of, the Company.

          No provision of this Agreement shall require the Escrow Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder.

          5. Indemnity. The Company shall indemnify, hold harmless and defend the Escrow Agent and its directors, officers, agents, employees and controlling persons, from and against any and all claims, actions, obligations, liabilities and expenses, including defense costs and expenses, investigative fees and costs, legal fees and expenses and claims for damages, arising from the Escrow Agent's performance or non-performance, or in connection with its acceptance or appointment, as Escrow Agent, under this Agreement, except to the extent that such liability, expense or claim is solely and directly attributable to the gross negligence or willful misconduct of any of the foregoing persons. To the extent that the undertaking to indemnify, pay and hold harmless set forth in the preceding sentence may be unenforceable because it is violative of the law or public policy, the Company shall contribute the maximum portion that it is permitted to pay and satisfy under applicable law, to the payment and satisfaction of all indemnified liabilities incurred by any of the persons indemnified hereunder. The provisions of this Section 5 shall survive any termination, satisfaction or discharge of this Agreement as well as the resignation or removal of the Escrow Agent.

          6. Grant of Security Interest; Instructions to Escrow Agent.

          (a) The Company hereby irrevocably grants a first priority security interest in and lien on, and pledges, assigns and sets over to the Trustee for the ratable benefit of the Beneficiaries, all of the Company's right, title and interest in the Escrow Account, and all property now or hereafter placed or deposited in, or delivered to the Escrow Agent for placement or deposit in, the Escrow Account, including, without limitation, all funds held therein, all Government Securities and Permitted Investments held by (or otherwise maintained in the name of) the Escrow Agent pursuant to Section 2, and all security entitlements thereto and therein, and all proceeds thereof as well as all rights of the Company under this Agreement (collectively, the "Collateral"), in order to secure the Secured Obligations (as defined below). As used herein, "Secured Obligations" shall mean (i) until the Applicable Time, all of the Company's Indenture Obligations and any other obligation, now or hereafter arising (whether upon acceleration, consummation of an Escrow Proceeds Offer or otherwise), of every kind and nature, owed by the Company under the Indenture and the Securities to the Beneficiaries and (ii) following the Applicable Time, the obligations of the Company under the Indenture and the Securities to pay interest (including post-petition interest) on the Securities scheduled to be paid through and including August 1, 2000, whether arising following an acceleration or otherwise. The Escrow Agent hereby acknowledges the Trustee's security interest and lien as set forth above. The Company shall take all actions necessary on its part to ensure the continuance of a first priority security interest in the Collateral in favor of the Trustee in order to secure the Secured Obligations.

          (b) The Company and the Trustee hereby irrevocably instruct the Escrow Agent to, and the Escrow Agent shall: (i)(A) maintain sole dominion and control over the funds and other Collateral in the Escrow Account for the benefit of the Beneficiaries to the extent specifically required herein, (B) maintain, or cause the Custodian to maintain, possession of all Collateral purchased hereunder that to the extent needed to be physically possessed by the Custodian in order for the Beneficiaries to enjoy a continuous perfected first priority security interest therein under the law of the State of Massachusetts (the Company hereby agreeing that in the event any Collateral is in the possession of the Company or a third party, the Company shall use its best efforts to deliver all such Collateral to the Custodian), (C) take all steps specified by the Company pursuant to paragraph (a) of this Section 6 to cause the Trustee to enjoy a continuous perfected first priority security interest under any applicable Federal and State of Massachusetts law in all Collateral purchased hereunder (D) take all steps specified by the Company pursuant to paragraph (a) of this
Section 6 to cause the Trustee to enjoy a continuous perfected first priority security under any applicable Federal and State of Massachusetts law in all Collateral in the Escrow Account and (E) maintain the Collateral free and clear of all liens, security interests, safekeeping or other charges, demands and claims against the Escrow Agent of any nature now or hereafter existing in favor of anyone other than the Trustee; (ii) promptly notify the Trustee if the Escrow Agent receives written notice that any Person other than the Trustee has a lien or security interest upon any portion of the Collateral; and (iii) in addition to disbursing amounts held in escrow pursuant to Section 3, upon receipt of written notice from the Trustee of the acceleration of the maturity of the Securities, and direction from the Trustee to disburse all Collateral or proceeds thereof to the Trustee, as promptly as practicable, after following, if it so chooses, the procedures set forth in the fourth paragraph of Section 4(a), disburse all funds held in the Escrow Account to the Trustee and transfer title to all Collateral held by the Escrow Agent hereunder to the Trustee. The lien and security interest provided for by this Section 6 shall automatically terminate and cease as to, and shall not extend or apply to, and the Trustee shall have no security interest in, any funds disbursed by the Escrow Agent to the Company pursuant to this Agreement to the extent not inconsistent with the terms hereof. Notwithstanding any other provision contained in this Agreement, the Escrow Agent shall act solely as the Trustee's agent in connection with its duties under this Section 6 or any other duties herein relating to the Escrow Account or any funds or Government Securities or Permitted Investments held thereunder. The Escrow Agent shall not have any right to receive compensation from the Trustee and shall have no authority to obligate the Trustee or to compromise or pledge its security interest hereunder. Accordingly, the Escrow Agent is hereby directed to cooperate with the Trustee in the exercise of its rights in the Collateral provided for herein.

          (c) Any money and other Collateral collected by the Trustee pursuant to Section 6(b)(iii) shall be applied as provided in Section 5.06 of the Indenture. Any surplus of such cash or cash proceeds held by the Trustee and remaining after indefeasible payment in full of the then Secured Obligations under the Indenture shall be paid over to the Company or as a court of competent jurisdiction may direct.

          (d) Upon demand, the Company will execute and deliver to the Trustee such instruments and documents as the Trustee may deem necessary or advisable to confirm or perfect the rights of the Trustee under this Agreement and the Trustee's interest in the Collateral, including, but not limited to, (i) UCC-1 financing statements in the Company's principal place of business (and will notify the Trustee and the Escrow Agent of any change in such place of business) and (ii) UCC-3 financing statements with respect to any other financing statements previously filed by third parties to the extent necessary to clarify the interests of the beneficiaries in the Collateral. The Trustee shall be entitled to take all necessary action to preserve and protect the security interest created hereby as a lien and encumbrance upon the Collateral. The Company will pay all costs and expenses incurred in connection with any of the foregoing. It being understood that neither the Trustee nor the Escrow Agent has a duty to determine whether to file or record any document or instrument relating to the Collateral.

          (e) The Company hereby appoints the Trustee as its attorney-in-fact with full power of substitution to do any act that the Company is obligated hereunder to do, and the Trustee may exercise such rights as the Company might exercise with respect to the Collateral and take any action in the Company's name to protect the Trustee's security interest hereunder.

          7. Termination. This Agreement shall terminate automatically following disbursement of all funds remaining in the Escrow Account (including Government Securities), unless sooner terminated by agreement of the parties hereto (in accordance with the terms hereof and not in violation of the Indenture); provided, however, that the obligations of the Company under Section 2(c) and
Section 5 (and any existing claims thereunder) shall survive termination of this Agreement and the resignation of the Escrow Agent; provided, further, that until such disbursement, the Company will cause this Agreement (or any permitted successor agreement) to remain in effect and will cause there to be an escrow agent (including any permitted successor thereto) acting hereunder (or under any such permitted successor agreement).

          8. Miscellaneous.

          (a) Waiver. Any party hereto may specifically waive any breach of this Agreement by any other party, but no such waiver shall be deemed to have been given unless such waiver is in writing, signed by the waiving party and specifically designating the breach waived, nor shall any such waiver constitute a continuing waiver of similar or other breaches.

          (b) Invalidity. If for any reason whatsoever any one or more of the provisions of this Agreement shall be held or deemed to be inoperative, unenforceable or invalid in a particular case or in all cases, such circumstances shall not have the effect of rendering any of the other provisions of this Agreement inoperative, unenforceable or invalid, and the inoperative, unenforceable or invalid provision shall be construed as if it were written so as to effectuate, to the maximum extent possible, the parties' intent.

          (c) Assignment. This Agreement is personal to the parties hereto, and the rights and duties of any party hereunder shall not be assignable except with the prior written consent of the other parties. Notwithstanding the foregoing, this Agreement shall inure to and be binding upon the parties and their successors and permitted assigns.

          (d) Benefit. The parties hereto and their successors and permitted assigns, but no others, shall be bound hereby and entitled to the benefits hereof; provided, however, that the Beneficiaries (including holders of the Securities) and their assigns shall be entitled to the benefits hereof and to enforce this Agreement.

          (e) Time. Time is of the essence with respect to each provision of this Agreement.

          (f) Entire Agreement; Amendments. This Agreement, the Account Control Agreement and the Indenture contain the entire agreement among the parties with respect to the subject matter hereof and supersede any and all prior agreements, understandings and commitments, whether oral or written. This Agreement may be amended only in accordance with Article Nine of the Indenture and further by a writing signed by a duly authorized representative of each party hereto.

          (g) Notices. All notices and other communications required or permitted to be given or made under this Agreement shall be in writing and shall be deemed to have been duly given and received when actually received, including: (a) on the day of hand delivery; (b) 3 Business Days following the day sent, when sent by United States certified mail, postage and certification fee prepaid, return receipt requested, addressed as set forth below; (c) when transmitted by facsimile with confirmation of receipt; or (d) 1 Business Day following the day timely delivered to a next-day air courier addressed as set forth below:

                  To the Escrow Agent or to the Trustee:

                  State Street Bank and Trust Company of Missouri, N.A. One Metropolitan Square, 39th Floor
                  211 North Broadway
                  St. Louis, MO  63102
                  Attention:  Corporate Trust Division

                  Telephone:  (314) 206-3016
                  Facsimile:  (314) 206-3055

                  To the Company:

                  Golden Sky Systems, Inc.
                  605 West 47th Street, Suite 300
                  Kansas City, MO  64112
                  Attention:  Chief Executive Officer

                  Telephone:  (816) 753-5544
                  Facsimile:  (816) 753-5595

or at such other address as the specified entity most recently may have designated in writing in accordance with this Section.

          (h) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

          (i) Captions. Captions in this Agreement are for convenience only and shall not be considered or referred to in resolving questions of interpretation of this Agreement.

          (j) Choice of Law. The existence, validity, construction, operation and effect of any and all terms and provisions of this Agreement shall be determined in accordance with and governed by the laws of the State of New York, without regard to principles of conflicts of laws; provided that the creation, attachment, validity and perfection of the liens on and security interests in and to the Collateral and the exercise of remedies with respect thereto shall be determined in accordance with the laws of the Commonwealth of Massachusetts, without regard to principles of conflicts of laws, except to the extent United States federal law is applicable to the perfection and priority of security interests in Government Securities. The parties to this Agreement hereby agree that jurisdiction over such parties and over the subject matter of any action or proceeding arising under this Agreement may be exercised by a competent court of the State of New York or the Commonwealth of Massachusetts, as applicable, or by a United States Court, sitting in New York or the Commonwealth of Massachusetts, as applicable. The Company hereby submits to the personal jurisdiction of such courts, hereby waives personal service of process upon it and consents that any such service of process may be made by certified or registered mail, return-receipt requested, directed to the Company at its address last specified for notices hereunder, and service so made shall be deemed completed 5 days after the same shall have been so mailed, and hereby waives the right to a trial by jury in any action or proceeding with the Escrow Agent. All actions and proceedings brought by the Company against the Escrow Agent relating to or arising from, directly or indirectly, this Agreement shall be litigated only in courts within the State of New York or the Commonwealth of Massachusetts.

          (k) Representations and Warranties. (i) The Company hereby represents and warrants that this Agreement has been duly authorized, executed and delivered on its behalf and constitutes the legal, valid and binding obligation of the Company. The execution, delivery and performance of this Agreement by the Company does not violate any applicable law or regulation to which the Company is subject and does not require the consent of any governmental or other regulatory body to which the Company is subject, except for such consents and approvals as have been obtained and are in full force and effect.

          (ii) The Company is the beneficial owner of the Collateral, free and clear of any lien or claims of any person or entity (except for the security interest granted under this Agreement).

          (iii) Each of the Escrow Agent and the Trustee hereby represents and warrants that this Agreement has been duly authorized, executed and delivered on its behalf and constitutes its legal, valid and binding obligation.

          IN WITNESS WHEREOF, the parties have executed and delivered this Escrow Agreement as of the day first above written.


                                        STATE STREET BANK AND TRUST
                                         COMPANY OF MISSOURI, N.A.,
                                        as Escrow Agent


                                        By: /s/ R. Clasquin
                                           --------------------------
                                           Name: R. Clasquin
                                           Title: Asst.Vice President

                                        STATE STREET BANK AND TRUST
                                         COMPANY OF MISSOURI, N.A.,
                                        as Trustee


                                        By: /s R.Clasquin
                                           --------------------------
                                           Name: R.Clasquin
                                           Title: Asst.Vice President

                                        GOLDEN SKY SYSTEMS, INC.


                                        By: /s/ Rodney A. Weary
                                           --------------------------
                                           Name: Rodney A. Weary
                                           Title: Chief Executive Officer

                                    EXHIBIT A

                 Form of Payment Notice and Disbursement Request

                       State Street Bank and Trust Company
                                of Missouri, N.A.
                       One Metropolitan Square, 39th Floor
                               211 North Broadway
                               St. Louis, MO 63102

                                     [Date]


State Street Bank and Trust Company
  of Missouri, N.A.
One Metropolitan Square, 39th Floor
211 North Broadway
St. Louis, MO  63102


            Re:      Disbursement Request No. ____
                     [indicate whether revised]

Ladies and Gentlemen:

          We refer to the Escrow Agreement, dated as of July 31, 1998 (the "Escrow Agreement") among you (the "Escrow Agent"), the undersigned as Trustee and Golden Sky Systems, Inc., a Delaware corporation (the "Company"). Capitalized terms used herein shall have the meaning given in the Escrow Agreement.

          This letter constitutes a Payment Notice and Disbursement Request under the Escrow Agreement.

          [choose one of the following, as applicable]

          [The undersigned hereby notifies you that a scheduled interest payment in the amount of $__________ is due and payable on ____________, ____ and requests a disbursement of funds contained in the Escrow Account in such amount to the Trustee.]

          [The undersigned hereby notifies you that Securities equaling $__________ in aggregate principal amount have been retired and authorizes you to release $__________ of funds in the Escrow Account to the Company (to an account designated by the Company in writing), which amount represents the amount permitted to be released in accordance with Section 3(e) of the Escrow Agreement.]

          [The undersigned hereby notifies you that there has been an acceleration of the maturity of the Securities. Accordingly, you are hereby requested to disburse all remaining funds contained in the Escrow Account to the Trustee such that the balance in the Escrow Account is reduced to zero.]

          In connection with the requested disbursement, the undersigned hereby notifies you that:

          1. [The Securities have not, as a result of an Event of Default (as defined in the Indenture), been accelerated and become due and payable.]

          2. All prior disbursements from the Escrow Account pursuant to Section 3(c) of the Escrow Agreement have been applied to pay interest on the Securities on an Interest Payment Date.

          3. [add wire instructions]

          The Escrow Agent is entitled to rely on the foregoing in disbursing funds relating to this Payment Notice and Disbursement Request.

                                        State Street Bank and Trust
                                          Company of Missouri, N.A.,
                                          as Trustee



                                        By:
                                          Name:
                                          Title:

                                    EXHIBIT B


Account Control Agreement